Earnings Conference Call 2nd Quarter 2018 August 2, 2018

Cautionary Statements Regarding Forward-Looking Information This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) Exelon’s Second Quarter 2018 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. 2 Q2 2018 Earnings Release Slides

Non-GAAP Financial Measures Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to- market adjustments from economic hedging activities, unrealized gains and losses from nuclear decommissioning trust fund investments, merger and integration related costs, impairments of certain long-lived assets, certain amounts associated with plant retirements and divestitures, costs related to a cost management program and other items as set forth in the reconciliation in the Appendix • Adjusted operating and maintenance expense excludes regulatory operating and maintenance costs for the utility businesses and direct cost of sales for certain Constellation and Power businesses, decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Generation, EDF’s ownership of O&M expenses, and other items as set forth in the reconciliation in the Appendix • Total gross margin is defined as operating revenues less purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, JExel Nuclear JV, variable interest entities, and net of direct cost of sales for certain Constellation and Power businesses • Adjusted cash flow from operations primarily includes net cash flows from operating activities and net cash flows from investing activities excluding capital expenditures, net merger and acquisitions, and equity investments • Free cash flow primarily includes net cash flows from operating activities and net cash flows from investing activities excluding certain capital expenditures, net merger and acquisitions, and equity investments • Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (Electric Distribution, Gas Distribution, Transmission). • EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Includes nuclear fuel amortization expense. • Revenue net of purchased power and fuel expense is calculated as the GAAP measure of operating revenue less the GAAP measure of purchased power and fuel expense Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available, as management is unable to project all of these items for future periods 3 Q2 2018 Earnings Release Slides

Non-GAAP Financial Measures Continued This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation, except for the reconciliation for total gross margin, which appears on slide 42 of this presentation. 4 Q2 2018 Earnings Release Slides

2nd Quarter Results Q2 2018 EPS Results(1,2) • GAAP earnings were $0.56/share in Q2 2018 vs. $0.10/share in Q2 $0.71 2017 $0.56 $0.34 • Adjusted operating earnings* ExGen $0.18 were $0.71/share in Q2 2018 vs. $0.56/share in Q2 2017, BGE $0.05 $0.05 exceeding our guidance range of PECO $0.10 $0.10 $0.55-$0.65/share PHI $0.09 $0.09 ComEd $0.17 $0.17 HoldCo ($0.04) ($0.05) GAAP Earnings Adjusted Operating Earnings* (1) Amounts may not add due to rounding (2) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 5 Q2 2018 Earnings Release Slides

Operating Highlights Exelon Utilities Operational Metrics Exelon Generation Operational Performance Q2 2018 (2) Operations Metric Exelon Nuclear Fleet BGE ComEd PECO PHI • Continued best in class performance across our OSHA Recordable Rate Nuclear fleet: Electric 2.5 Beta SAIFI o Q2 2018 Nuclear Capacity Factor: 93.2% (1) Operations (Outage Frequency) o 96 outage days in Q2 2018 compared to 137 in 2.5 Beta CAIDI (Outage Duration) Q2 2017 44 100% Customer 98% Satisfaction 42 96% Customer Service Level % of 40 94% Capacity Factor Calls Answered in 92% Operations <30 sec 38 90% TWhrs 36 Abandon Rate 88% 34 86% Percent of Calls Gas No Gas 84% Responded to in <1 32 Operations 82% Operations Hour 30 80% Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 • Continued top tier reliability performance, with top TWhrs Capacity Factor decile performance in CAIDI and gas odor Fossil and Renewable Fleet • Customer performance metrics continue to be strong across all utilities • Strong performance across our Fossil and Renewable fleet: o Q2 2018 Renewables energy capture: 95.1% Q1 Q2 o Q2 2018 Power dispatch match: 97.8% Q3 Q4 (1) 2.5 Beta SAIFI is YE projection (2) Excludes Salem and EDF’s equity ownership share of the CENG Joint Venture 6 Q2 2018 Earnings Release Slides

Tax Reform Producing Significant Customer Bill Savings DPL ACE ComEd • DPL has filed to provide over $40M in • ACE has filed to provide $23M in • ComEd has filed to provide $201M in annual distribution tax savings to annual distribution tax savings to annual distribution tax savings to customers customers customers • DPL has also filed to provide $12M in • ACE has also filed to provide $11M in • ComEd has also filed to provide $69M annual transmission tax savings, in annual transmission tax savings, in in annual transmission tax savings, in addition to another $4M pending addition to another $4M pending addition to another $17M pending approval from FERC approval from FERC approval from FERC Pepco BGE $38 • Pepco has filed to provide over $70M $56 • BGE has filed to provide $103M in in annual distribution tax savings to annual distribution tax savings to customers customers Pepco has also filed to provide $13M • $88 • BGE has also filed to provide $18M in in annual transmission tax savings, in $687M in $287 annual transmission tax savings, in addition to another $5M pending addition to another $5M pending approval from FERC Customer approval from FERC Savings PECO $92 • PECO has filed to provide $72M in annual distribution tax savings to customers $126 • PECO has also filed to provide $20M in annual transmission tax savings Utility customers across our jurisdictions will benefit from tax reform, saving over $675M annually through planned and approved transmission and distribution bill adjustments 7 Q2 2018 Earnings Release Slides

Constructive Legislation for Our Utilities Delaware Pennsylvania • On June 14, Governor Carney signed • On June 28, Governor Wolf signed House Senate Bill 80, which enacted the Bill (HB) 1782 Distribution System Investment Charge • HB 1782 authorizes the PA PUC to review (DSIC) legislation and approve utility-proposed alternative • The DSIC tracker establishes a system rate mechanisms improvement charge that provides a − Alternative methods include options such mechanism to recover infrastructure as decoupling mechanisms, formula investments, allowing for: rates, multi-year rate plans, and − Gradual rate increases; and performance based rates − Limiting frequency of rate cases • HB 1782 will ensure that our utilities and • DPL DE expects to make its first filing under state regulators have a full range of options the DSIC rules in Q4 2018, with the new to consider to meet PA’s future charge appearing on customer bills by Q1 infrastructure needs 2019 Recent passage of legislation in DE and PA will support needed infrastructure investment that includes utility of the future initiatives to the benefit of our customers, while also allowing for timely recovery on those investments 8 Q2 2018 Earnings Release Slides

ZEC & Energy Policy Updates

ZEC Updates

New Jersey:

- Governor Murphy signed the NJ ZEC bill into law on May 23rd
- Implementation of the program is scheduled to be completed around the end of Q1 2019

Illinois:

- Oral arguments for the 7th Circuit occurred on January 3, 2018, with requests for supplemental briefings
- Supplemental briefings were filed on January 26, 2018
- Court issued order on February 21, 2018, inviting the U.S. Government to provide its views
- U.S. Solicitor General responded in support of the case on May 29th
- Currently awaiting court decision

New York:

- Oral arguments for the 2nd Circuit occurred on March 12, 2018
- No outstanding items following oral arguments
- Currently awaiting court decision

FERC Capacity Order

- On June 29, 2018, FERC issued an order rejecting both capacity repricing and MOPREx, but finding that the existing tariff is not just and reasonable
- FERC established a paper hearing proceeding to develop a new, two-part approach:
  - **Alternative FRR**: enables states to establish asset specific FRR arrangements that would allow them to compensate those assets directly and remove the associated load from the RPM auction
  - **MOPR**: if FRR is not elected, an expanded MOPR would apply to all existing and new resources with out-of-market support, with no or few exceptions
- FERC has required comments within 60 days, with replies 30 days later
- FERC aims to reach a final decision by January 4, 2019

PJM Price Formation

- PJM fast start proceeding was initiated by FERC (Docket No. EL18-34) and has now been fully briefed
- FERC has committed to providing a decision in September 2018
  - If FERC approves in September, without changes, then PJM could implement the changes in winter 2018/2019
- After assessing FERC's fast start decision, PJM will determine path forward for full integer relaxation
  - PJM has not set a definitive timeline for stakeholder deliberations
- Deliberations regarding scarcity pricing and reserves reforms are ongoing in Q3 and Q4 for early 2019 action

9 Q2 2018 Earnings Release Slides

Exelon.

2nd Quarter Adjusted Operating Earnings* Drivers Q2 2018 Adjusted Operating EPS* Results Q2 2018 vs. Guidance of $0.55 - $0.65 $0.71 Exelon Utilities – Higher distribution and transmission revenue ExGen $0.34 – Favorable weather BGE $0.05 Exelon Generation – NDT realized gains(1) PECO $0.10 – Generation performance PHI $0.09 – Favorable market conditions $0.37 – Higher transmission costs – Other ComEd $0.17 HoldCo ($0.05) Q2 2018 Note: Amounts may not sum due to rounding (1) Gains related to unregulated sites 10 Q2 2018 Earnings Release Slides

QTD Adjusted Operating Earnings* Waterfall $0.01 Distribution Investment $0.03 Rate Increases $0.01 Other ($0.01) Other $0.71 $0.02 ($0.01) $0.02 $0.00 $0.00 $0.12 ($0.01) Other $0.56 $0.07 Nuclear Outages(1) $0.05 Capacity Pricing $0.03 Illinois Zero Emission Credit Revenue $0.05 NDT Fund Realized Gains $0.04 Tax Cuts and Jobs Act Savings ($0.12) Market and Portfolio Conditions(2) 2017 (3) ExGen(4) ComEd PECO BGE PHI Corp 2018 Note: Amounts may not sum due to rounding (1) Increase in volume due to a decrease in outage days in 2018; additionally operating and maintenance expense decreased due to a decrease in outage days in 2018, excluding Salem (2) Primarily lower realized energy prices, partially offset by the favorable impact of Generation’s natural gas portfolio (3) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 (4) Reflects CENG ownership at 100% 11 Q2 2018 Earnings Release Slides

Trailing 12 Month Earned ROEs* vs Allowed ROE Trailing Twelve Month Earned ROEs* Allowed ROE Q1 2018 TTM Earned ROE Q2 2018 TTM Earned ROE 9.9% 9.9% 10.3% 9.7% 10.2% 9.4% 9.4% 7.7% 7.6% 7.4% 7.3% 5.4% 5.4% ACE Delmarva Pepco Legacy Exelon Consolidated Utilities Exelon Utilities Note: Represents the 12-month periods ending 3/31/2018 and 6/30/2018, respectively. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution and Electric Transmission). 12 Q2 2018 Earnings Release Slides

Exelon Utilities' Distribution Rate Case Updates

Rate Case Schedule and Key Terms

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Revenue Requirement	Requested ROE / Equity Ratio	Expected Order
ComEd	CF		IT	RT	EH	IB RB			FO				($22.9M)[(1)]	8.69% / 47.11%	Dec 2018
Delmarva Electric (DE)		RT	SA EH			FO							($6.9M)[(1,3)]	9.70% / 50.52%	Q3 2018
Delmarva Gas (DE)		IT		RT		EH	IB RB		FO				$3.8M[(1,4)]	10.10% / 50.52%	Q4 2018
Pepco Electric (DC)	SA		IB			FO							($24.1M)[(1,5)]	9.525% / 50.44%	Q3 2018
Pepco Electric (MD)	SA	EH FO											($15.0M)[(1,5)]	9.50% / 50.44%	May 31, 2018
PECO Electric			IT	RT	EH	IB RB			FO				$82M[(1)]	10.95% / 53.39%	Dec 2018
BGE[(2)] Gas			CF			IT	RT	EH IB	RB	FO			$85M[(6)]	10.50% / 53.40%	Jan 2019

CF Rate case filed
IT Intervenor direct testimony
RT Rebuttal testimony
EH Evidentiary hearings
IB Initial briefs
RB Reply briefs
FO Final commission order
SA Settlement agreement

Note: Based on current schedules of Illinois Commerce Commission, Maryland Public Service Commission, Delaware Public Service Commission, Public Service Commission of the District of Columbia, New Jersey Board of Public Utilities, and Pennsylvania Public Utility Commission and are subject to change

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) BGE briefing schedule will be determined during or at the end of the evidentiary hearing
(3) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on October 16, 2017, and implemented $5.8M full allowable rates on March 17, 2018, subject to refund. Per non-unanimous Settlement Agreement filed on June 27, 2018. Includes tax benefits from Tax Cuts and Jobs Act.
(4) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on November 1, 2017, and implemented $3.9M full allowable rates on March 17, 2018, subject to refund. Includes tax benefits from Tax Cuts and Jobs Act.
(5) Per non-unanimous Settlement Agreement filed on April 17, 2018, for Pepco DC and April 20, 2018, for Pepco MD. Includes tax benefits from Tax Cuts and Jobs Act.
(6) Reflects $63M increase and $22M STRIDE reset

13 Q2 2018 Earnings Release Slides

Exelon.

Utility CapEx Update PECO’s Gas Main and Service Replacement Program • Forecasted project cost: − $2.3 billion of spend remaining • In service date: − Multiple in service dates based on work plans with local townships • Project scope: − Replace remaining 289 miles of gas services lines by end of 2022 and remaining 967 miles of main by end of 2035 − Approximately 520 miles of mains and gas services lines have been replaced since 2010 at a cost of $381 million − Reduces risk on distribution system by replacing leak and break susceptible materials BGE’s Investment in Trade Point Atlantic • Forecasted project cost: − $150 million investment in transmission & distribution over 5 years including the new 93 MW Fitzell substation • In service date: − Fitzell substation: December 2020; electric and gas distribution investment: ongoing • Project scope: − New substation as well as distribution infrastructure to support the new 3,100 acre Commercial & Industrial Trade Point Atlantic (“TPA”) development − TPA is projected to generate 17,000 jobs, plus an additional 21,000 during construction; economic development is projected to be greater than $3 billion when completed(1) (1) Economic data based on Sage Policy Group, Inc. report dated October 2016 14 Q2 2018 Earnings Release Slides

Exelon Generation: Gross Margin Update

Gross Margin Category ($M)[1]	June 30, 2018 2018	June 30, 2018 2019	June 30, 2018 2020	Change from March 31, 2018 2018	Change from March 31, 2018 2019	Change from March 31, 2018 2020
Open Gross Margin[2,5] (including South, West, Canada hedged gross margin)	$4,700	$4,050	$3,800	$100	$100	-
Capacity and ZEC Revenues[2,5,6]	$2,300	$2,050	$1,900	-	$50	$50
Mark-to-Market of Hedges[2,3]	$400	$400	$300	$100	$(50)	$50
Power New Business / To Go	$150	$600	$800	$(200)	$(50)	$(50)
Non-Power Margins Executed	$350	$150	$100	$50	-	-
Non-Power New Business / To Go	$150	$350	$400	$(50)	-	-
Total Gross Margin*[4,5]	**$8,050**	**$7,600**	**$7,300**	**-**	**$50**	**$50**

Recent Developments

- Strong second quarter executing $200M of Power New Business in 2018 and $50M in both 2019 and 2020
- Capacity and ZEC Revenues include the favorable impact of NJ ZEC revenues in 2019 and 2020
- Behind ratable hedging position reflects the upside we see in power prices
  - ~10-13% behind ratable in 2019 when considering cross commodity hedges

(1) Gross margin categories rounded to nearest $50M
(2) Excludes EDF's equity ownership share of the CENG Joint Venture
(3) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(4) Based on June 30, 2018, market conditions
(5) Reflects Oyster Creek and TMI retirements by October 2018 and September 2019, respectively. 2018, 2019 and 2020 are adjusted for retaining Handley Generating Station.
(6) 2018 includes $150M of IL ZEC revenues associated with 2017 production, 2019 and 2020 include the favorable impact of NJ ZEC revenues.

15 Q2 2018 Earnings Release Slides

Exelon.

Maintaining Strong Investment Grade Credit Ratings is a Top Financial Priority

Exelon S&P FFO/Debt %*(1,4)


25%
20%
15%
10%
5%
0%
21%
18%-20%
S&P Threshold
2018
Target

ExGen Debt/EBITDA Ratio*(5)


4.0
3.0
2.0
1.0
0.0
2.6x
2.1x
3.0x
Book
Excluding Non-Recourse
2018
Target

Credit Ratings by Operating Company

Current Ratings (2)	ExCorp	ExGen	ComEd	PECO	BGE	ACE	DPL	Pepco
Moody's	Baa2	Baa2	A1	Aa3	A3	A3(3)	A2	A2
S&P	BBB-	BBB	A-	A-	A-	A	A	A
Fitch	BBB(3)	BBB	A	A(3)	A-(3)	A-	A	A-

(1) Due to ring-fencing, S&P deconsolidates BGE from Exelon and analyzes solely as an equity investment
(2) Current senior unsecured ratings as of August 2, 2018, for Exelon, Exelon Generation and BGE and senior secured ratings for ComEd, PECO, ACE, DPL, and Pepco
(3) Exelon, PECO, and BGE are on "Positive" outlook at Fitch, and ACE is on "Positive" outlook at Moody's; all other ratings have a "Stable" outlook
(4) Exelon Corp downgrade threshold (red dotted line) is based on the S&P Exelon Corp Summary Report; represents minimum level to maintain current Issuer Credit Rating at Exelon Corp
(5) Reflects net book debt (YE debt less cash on hand) / adjusted operating EBITDA*

16 Q2 2018 Earnings Release Slides

Exelon.

The Exelon Value Proposition ▪ Regulated Utility Growth with utility EPS rising 6-8% annually from 2017- 2021 and rate base growth of 7.4%, representing an expanding majority of earnings ▪ ExGen’s strong free cash generation will support utility growth while also reducing debt by ~$3B over the next 4 years ▪ Optimizing ExGen value by: • Seeking fair compensation for the zero-carbon attributes of our fleet; • Closing uneconomic plants; • Monetizing assets; and, • Maximizing the value of the fleet through our generation to load matching strategy ▪ Strong balance sheet is a priority with all businesses comfortably meeting investment grade credit metrics through the 2021 planning horizon ▪ Capital allocation priorities targeting: • Organic utility growth; • Return of capital to shareholders with 5% annual dividend growth through 2020(1), • Debt reduction; and, • Modest contracted generation investments (1) Quarterly dividends are subject to declaration by the board of directors 17 Q2 2018 Earnings Release Slides

Additional Disclosures 18 Q2 2018 Earnings Release Slides

2018 Adjusted Operating Earnings* Guidance $2.90 - $3.20(3) Key Year-Over-Year Drivers $0.25 - $0.35 • BGE: Return to normal storm BGE $2.60(1,2) (historical average) and inflation impacts $0.40 - $0.50 PECO BGE $0.33 • PECO: Favorable weather and higher transmission revenue, offset by PECO $0.45 higher storm $0.40 - $0.50 PHI • PHI: Higher distribution and PHI $0.36 transmission revenue and absence of 2017 FAS 109 impact, partially offset $0.60 - $0.70 ComEd by higher depreciation ComEd $0.62 • ComEd: Increased capital investments to improve reliability in distribution and transmission • ExGen: Capacity and ZEC revenues (including recognition of 2017 IL ZEC), $1.35 - $1.45 ExGen ExGen $1.03 and tax reform, partially offset by market conditions HoldCo ($0.19) ~($0.20) HoldCo 2017 Actual 2018 Guidance Expect Q3 2018 Adjusted Operating Earnings* of $0.80 - $0.90 per share Note: Amounts may not add due to rounding (1) 2017 results based on 2017 average outstanding shares of 949M (2) The Registrants' 2017 Adjusted Operating Earnings* have not been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 (3) 2018 earnings guidance based on expected average outstanding shares of 969M 19 Q2 2018 Earnings Release Slides

YTD Adjusted Operating Earnings* Waterfall $0.03 Distribution Investment ($0.01) Other $0.01 Other $1.66 $0.04 ($0.01) $0.01 $0.01 ($0.01) $0.04 Rate Increases $0.41 ($0.04) Increased Storm Cost ($0.03) Other (5) $0.03 Favorable Weather $1.21 $0.01 Increased Transmission Rates ($0.02) Increased Storm Costs $0.02 Other $0.27 Zero Emission Credit Revenue(1) $0.14 Nuclear Outages(2) $0.11 Capacity Pricing $0.07 NDT Fund Realized Gains $0.07 Tax Cuts and Jobs Act Savings ($0.15) Market and Portfolio Conditions(3) ($0.10) Other (4) 2017 (6) ExGen(7) ComEd PECO BGE PHI Corp 2018 Note: Amounts may not sum due to rounding (1) Reflects the impacts of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017 (2) Increase in volume due to a decrease in outage days in 2018; additionally operating and maintenance expense decreased due to a decrease in outage days in 2018, excluding Salem (3) Primarily lower realized energy prices, the impact of the deconsolidation of EGTP and the conclusion of the Ginna Reliability Support Services Agreement, partially offset by the favorable impacts of Generation’s natural gas portfolio (4) Primarily reflects noncontrolling interest, partially offset by lower operating and maintenance expense primarily due to the impact of a supplemental NEIL insurance distribution, fewer outage days at Salem, decreased costs related to the sale of Generation’s electrical contracting business (5) Primarily due to increase in labor and contracting expense (6) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 (7) Reflects CENG ownership at 100% 20 Q2 2018 Earnings Release Slides

2018 Projected Sources and Uses of Cash

($M)[1]	BGE	ComEd	PECO	PHI	Total Utilities	ExGen	Corp[8]	Exelon 2018E	Cash Balance
Beginning Cash Balance*[2]									**1,450**
Adjusted Cash Flow from Operations*[2]	700	1,475	625	1,100	3,900	3,975	175	8,050	
Base CapEx and Nuclear Fuel[3]	0	0	0	0	0	(1,975)	(25)	(2,000)	
Free Cash Flow*	**700**	**1,475**	**625**	**1,100**	**3,900**	**2,000**	**150**	**6,050**	
Debt Issuances	300	1,300	700	750	3,050	0	0	3,050	
Debt Retirements	0	(850)	(500)	(275)	(1,625)	0	0	(1,625)	
Project Financing	n/a	n/a	n/a	n/a	n/a	(100)	n/a	(100)	
Equity Issuance/Share Buyback	0	0	0	0	0	0	0	0	
Contribution from Parent	125	450	50	350	975	0	(950)	0	
Other Financing[4]	100	450	50	(75)	550	25	(100)	475	
Financing*[5]	**525**	**1,375**	**300**	**750**	**2,925**	**(75)**	**(1,050)**	**1,800**	
Total Free Cash Flow and Financing	**1,225**	**2,825**	**925**	**1,850**	**6,825**	**1,950**	**(900)**	**7,875**	
Utility Investment	(1,000)	(2,125)	(850)	(1,550)	(5,525)	0	0	(5,525)	
ExGen Growth[3,6]	0	0	0	0	0	(375)	0	(375)	
Acquisitions and Divestitures	0	0	0	0	0	0	0	0	
Equity Investments	0	0	0	0	0	(25)	0	(25)	
Dividend[7]	0	0	0	0	0	0	(1,325)	(1,325)	
Other CapEx and Dividend	**(1,000)**	**(2,125)**	**(850)**	**(1,550)**	**(5,525)**	**(400)**	**(1,325)**	**(7,250)**	
Total Cash Flow	**225**	**700**	**75**	**300**	**1,300**	**1,550**	**(2,250)**	**600**	
Ending Cash Balance*[2]									**2,050**

(1) All amounts rounded to the nearest $25M. Figures may not add due to rounding
(2) Gross of posted counterparty collateral
(3) Figures reflect cash CapEx and CENG fleet at 100%
(4) Other Financing primarily includes expected changes in tax sharing from the parent, money pool borrowings, debt issue costs, tax equity cash flows, capital leases, and renewable JV distributions
(5) Financing cash flow excludes intercompany dividends
(6) ExGen Growth CapEx primarily includes Texas CCGTs, W. Medway, and Retail Solar
(7) Dividends are subject to declaration by the Board of Directors
(8) Includes cash flow activity from Holding Company, eliminations, and other corporate entities

Consistent and reliable free cash flows

Operational excellence and financial discipline drives free cash flow reliability

- ✓ Generating $6.1B of free cash flow*, including $2B at ExGen and $3.9B at the Utilities

Supported by a strong balance sheet

Strong balance sheet enables flexibility to raise and deploy capital for growth

- ✓ $1.4B of long-term debt at the utilities, net of refinancing, to support continued growth

Enable growth & value creation

Creating value for customers, communities and shareholders

- ✓ Investing $5.9B of growth capex, with $5.5B at the Utilities and $0.4B at ExGen

Note: Numbers may not add due to rounding

21 Q2 2018 Earnings Release Slides

Exelon.

Exelon Utilities Trailing 12 Month Earned ROEs* Q2 2018: Trailing Twelve Month Earned ROEs* 12.0% 11.5% Legacy Exelon Utilities 11.0% 10.5% Consolidated Exelon Utilities 10.0% 9.5% $28.0/10.3% 9.0% 8.5% Delmarva $37.8/9.4% 8.0% Pepco 7.5% $2.9/7.7% Earned(%)ROE 7.0% $4.7/7.4% 6.5% 6.0% ACE 5.5% 5.0% $2.2/5.4% 4.5% 4.0% $0 $2 $4 $6 $8 $24 $26 $28 $30 $32 $34 $36 $38 $40 2018E Rate Base ($B) Note: Represents the 12-month period ending June 30, 2018. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Size of bubble based on rate base. 22 Q2 2018 Earnings Release Slides

Capacity Market: PJM PJM Capacity Revenues(1,2,3) Recent BRA Results Calendar weighted avg. price ($/Mw-day) Cleared Volumes 2020/2021 2021/2022 Revenues ($ Million) (MW)(4) CP Price CP Price $180 $1,300 ComEd Nuclear 8,075 $188 5,175 $196 $170 $1,200 Fossil/Other - $188 - $196 Subtotal 8,075 5,175 $160 $1,100 EMAAC $150 $1,000 Nuclear 4,350 $188 3,925 $166 Fossil/Other 2,325 $188 2,100 $166 Subtotal 6,675 6,025 d) - $140 $900 SWMAAC $130 $800 Nuclear 850 $86 850 $140 Fossil/Other - $86 - $140 $120 $700 Subtotal 850 850 $1,300 $110 $600 MAAC Revenues ($M) Revenues Nuclear - $86 - $140 $1,100 $1,125 Fossil/Other 225 $86 225 $140 $100 $1,000 $500 $925 Subtotal 225 225 Capacity Price ($/MW Price Capacity $90 $400 BGE Nuclear - $86 - $200 $80 $300 Fossil/Other 375 $86 400 $200 Subtotal 375 400 $70 $200 Rest of RTO $60 $100 Nuclear - $77 - $140 Fossil/Other - $77 100 $140 $50 $0 Subtotal - 100 2017 2018 2019 2020 2021 PJM Total Nuclear 13,275 9,950 (1) Revenues reflect capacity cleared in Base, CP transitional & incremental auctions and are Fossil/Other 2,925 2,825 for calendar years (2) Revenues reflect owned and contracted generation Grand Total 16,200 12,775 (3) Reflects 50.01% ownership at CENG (4) Volumes at ownership and rounded 23 Q2 2018 Earnings Release Slides

Tax Reform: Distribution-Related Customer Bill Savings

DPL

- MD PSC accepted DPL's proposal to provide **$14M** in annual tax savings to customers
- DPL has filed plans with DE PSC to provide over **$26M** in annual tax savings to customers

ACE

- ACE has filed a request with NJ BPU to provide **$23M** in annual tax savings to customers; expected to be approved by July
  - $2.37 savings on residential monthly bills

ComEd

- ICC approved ComEd's petition seeking approval to pass along approximately **$201M** in annual tax savings to customers
  - ~$3.00 decrease on the average residential monthly bill

Pepco

- Pepco has filed a request with the DC & MD PSC to provide over **$70M** in annual tax savings to customers
- Pepco has filed settlements which include these savings as adjusted in its proposals to the commission



$40
$23
$201
$70
$72
$103
$509M in Distribution Customer Savings

BGE

- MD PSC accepted BGE's proposal to provide approximately **$103M** in annual tax savings to customers
  - $2.91 decrease on the average residential monthly electric bill
  - $5.41 decrease on the average residential combined natural gas and electric bill

PECO

- Approximately **$72M** in annual tax savings to customers

Utility customers across our jurisdictions will benefit from tax reform, saving over $500M annually through planned and approved distribution bill adjustments

Note: Includes only distribution-related customer savings amounts

24 Q2 2018 Earnings Release Slides

Tax Reform: Transmission-Related Customer Bill Savings

DPL

- DPL has filed to provide **$12M** in annual transmission tax savings to customers. DPL also has a filing pending approval from FERC for an additional **$4M** in annual savings
  - Combined $1.00 and $1.10 decrease on the DE and MD average residential monthly bills, respectively

ACE

- ACE has filed to provide **$11M** in annual transmission tax savings to customers. ACE also has a filing pending approval from FERC for an additional **$4M** in annual savings
  - Combined $1.70 decrease on the average residential monthly bill

ComEd

- ComEd has filed to provide **$69M** in annual transmission tax savings to customers. ComEd also has a filing pending approval from FERC for an additional **$17M** in annual savings
  - Combined ~$0.80 decrease on the average residential monthly bill

Pepco

- Pepco has filed to provide **$13M** in annual transmission tax savings to customers. Pepco also has a filing pending approval from FERC for an additional **$5M** in annual savings
  - Combined $0.50 and $0.70 decrease on the DC and MD average residential monthly bills, respectively



$15
$16
$18
$20
$23
$86
$178M in Transmission Customer Savings

BGE

- BGE has filed to provide **$18M** in annual transmission tax savings to customers. BGE also has a filing pending approval from FERC for an additional **$5M** in annual savings
  - Combined $0.88 decrease on the average residential monthly bill

PECO

- PECO has filed to provide **$20M** in annual transmission tax savings to customers
  - $0.56 decrease on the average residential monthly bill

Utility customers across our jurisdictions will benefit from tax reform, saving over $175M annually through planned and approved transmission bill adjustments

Note: Includes only transmission-related customer savings amounts

25 Q2 2018 Earnings Release Slides

Exelon.

Exelon Utilities 26 Q2 2018 Earnings Release Slides

ComEd Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 18-0808 • April 16, 2018, ComEd filed its annual distribution formula rate update with the Illinois Test Year January 1, 2017 – December 31, 2017 Commerce Commission seeking a decrease to Test Period 2017 Actual Costs + 2018 Projected Plant distribution base rates Additions • The decrease is primarily driven by an adjustment for forecasted tax benefits resulting Requested Common Equity Ratio 47.11% from federal tax reform, partially offset by Requested Rate of Return ROE: 8.69%; ROR: 6.52% continued investment in the electric grid, state tax rate increase, elimination of bonus Proposed Rate Base (Adjusted) $10,675M depreciation and weather/economic impacts Requested Revenue Requirement Decrease ($22.9M) Residential Total Bill % Decrease (1%) Detailed Rate Case Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Filed rate case 4/16/2018 Intervenor testimony 6/28/2018 Rebuttal testimony 7/23/2018 Evidentiary hearings 8/28/2018 Initial briefs due 9/11/208 Reply briefs due 9/25/2018 Commission order expected 12/2018 27 Q2 2018 Earnings Release Slides

Delmarva DE (Electric) Distribution Rate Case Filing

	Rate Case Filing Details
Docket No.	17-0977 – Per Settlement (Black Box)
Test Year	January 1, 2017 – December 31, 2017
Test Period	8 months actual and 4 months estimated
Requested Common Equity Ratio	50.52%[2]
Requested Rate of Return	ROE: 9.70%; ROR: 6.78%[2]
Proposed Rate Base (Adjusted)	N/A[2]
Requested Revenue Requirement Increase	($6.9M)[1,2]
Residential Total Bill % Increase	(1.2%)[2]

Notes

- August 17, 2017, Delmarva DE filed an application with Delaware Public Service Commission (DPSC) seeking an increase in electric distribution base rates
- Size of ask is driven by continued investments in electric distribution system to maintain and increase reliability and customer service
- June 27, 2018, Delmarva DE filed a non-unanimous settlement agreement and requested a decrease in revenue requirement of ($6.9M)[2]

Detailed Rate Case Schedule

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case	▲ 8/17/2017																
Settlement agreement											▲ 6/27/2018						
Settlement support testimony											▲ 6/27/2018						
Evidentiary hearings											▲ 6/27/2018						
Commission order expected													▬	▬	Q3 2018		

(1) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million on October 16, 2017, and implemented $5.8M full allowable rates on March 17, 2018, subject to refund

(2) Per non-unanimous Settlement Agreement filed on June 27, 2018. Includes tax benefits from Tax Cuts and Jobs Act.

28 Q2 2018 Earnings Release Slides

Exelon.

Delmarva DE (Gas) Distribution Rate Case Filing

	Rate Case Filing Details
Docket No.	17-0978
Test Year	January 1, 2017 – December 31, 2017
Test Period	8 months actual and 4 months estimated
Requested Common Equity Ratio	50.52%
Requested Rate of Return	ROE: 10.10%; ROR: 6.98%(2)
Proposed Rate Base (Adjusted)	$355M(2)
Requested Revenue Requirement Increase	$3.8M(1,2)
Residential Total Bill % Increase	4.3%

Notes

- August 17, 2017, Delmarva DE filed an application with Delaware Public Service Commission (DPSC) seeking an increase in gas distribution base rates
- Size of ask is driven by continued investments in gas distribution system to maintain and increase reliability and customer service
- Forward looking reliability plant additions through September 2018 ($1.2M of Revenue Requirement based on 10.10% ROE) included in revenue requirement request

Detailed Rate Case Schedule

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case	8/17/2017																
Intervenor testimony										5/7/2018							
Rebuttal testimony												7/6/2018					
Evidentiary hearings														9/11/2018 – 9/14/2018			
Initial briefs due															10/8/2018		
Reply briefs due															10/22/2018		
Commission order expected															Q4 2018	Q4 2018	Q4 2018

(1) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million on November 1, 2017, and implemented $3.9M full allowable rates on March 17, 2018, subject to refund

(2) Updated on July 6, 2018. Includes tax benefits from Tax Cuts and Jobs Act.

29 Q2 2018 Earnings Release Slides

Pepco DC (Electric) Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 1150 & 1151 – Per Settlement (Black Box) • December 19, 2017, Pepco DC filed an application with Public Service Commission of Test Year January 1, 2017 – December 31, 2017 the District of Columbia (PSCDC) seeking an increase in electric distribution base rates Test Period 8 months actual and 4 months estimated • Size of ask is driven by continued investments Requested Common Equity Ratio 50.44%(1) in electric distribution system to maintain and increase reliability and customer service Requested Rate of Return ROE: 9.525%; ROR: 7.45%(1) • April 17, 2018, Pepco DC filed a non- Proposed Rate Base (Adjusted) N/A(1) unanimous settlement agreement and requested a decrease in revenue requirement Requested Revenue Requirement decrease ($24.1M)(1) of ($24.1M)(1) • Commission order expected to be approved in Residential Total Bill % decrease (0.7%)(1,2) Q3 2018 Detailed Rate Case Schedule Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Filed rate case 12/19/2017 Settlement agreement 4/17/2018 Settlement support testimony 5/7/2018 Reply testimony 5/18/2018 Initial briefs due 6/14/2018 Commission order expected Q3 2018 (1) Per non-unanimous Settlement Agreement filed on April 17, 2018. Includes tax benefits from Tax Cuts and Jobs Act. Expected order is based on requested rate effective date. (2) Modified/Extended Customer Base Rate Credit (CBRC) 30 Q2 2018 Earnings Release Slides

Pepco MD (Electric) Distribution Rate Case Filing

	Rate Case Filing Details	Notes
Docket No.	9472 – Per Settlement (Black Box)	• January 2, 2018, Pepco MD filed an application with Maryland Public Service Commission (MDPSC) seeking an increase in electric distribution base rates • Size of ask is driven by continued investments in electric distribution system to maintain and increase reliability and customer service • April 20, 2018, Pepco MD filed a non-unanimous settlement agreement and requested a decrease in revenue requirement of ($15.0M)[1] • May 31, 2018, MDPSC approved the settlement, which placed rates into effect on and after June 1, 2018
Test Year	January 1, 2017 – December 31, 2017	
Test Period	12 months actual update	
Requested Common Equity Ratio	50.44%[1]	
Requested Rate of Return	ROE: 9.50%; ROR: 7.44%[1]	
Proposed Rate Base (Adjusted)	N/A[1]	
Requested Revenue Requirement Increase	($15.0M)[1]	
Residential Total Bill % Increase	(1.3%)[1]	

Detailed Rate Case Schedule

	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case		▲ 1/2/2018											
Settlement agreement					▲ 4/20/2018								
Settlement support testimony					▲ 4/27/2018								
Evidentiary hearings						▲ 5/16/2018							
Commission order						▲ 5/31/2018							

(1) Per non-unanimous Settlement Agreement filed on April 20, 2018. Includes tax benefits from Tax Cuts and Jobs Act.

31 Q2 2018 Earnings Release Slides

Exelon.

PECO Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. R-2018-3000164 • PECO filed an electric distribution base rate case on March 29, 2018 Test Year January 1, 2019 – December 31, 2019 • Since January 1, 2016, through the Fully Projected Test Period 12 Months Budget Future Test Year (2019): − Relatively flat load growth Requested Common Equity Ratio 53.39% − Operating expenses essentially flat − Capital investment of $1.9B Requested Rate of Return ROE: 10.95%; ROR: 7.79% • Proposed investments would maintain strong Proposed Rate Base $4,846M reliability performance, strengthen system resiliency, and support physical security and cybersecurity Requested Revenue Requirement Increase $82M(1) Residential Total Bill % Increase 3.1% Detailed Rate Case Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Pre-filing notice 2/27/2018 Filed rate case 3/29/2018 Intervenor testimony 6/26/2018 Rebuttal testimony 7/24/2018 Evidentiary hearings 8/20/2018 – 8/22/2018 Initial briefs due 9/07/2018 Reply briefs due 9/17/2018 Commission order expected 12/2018 (1) Reflects $153M revenue requirement less an estimated $71M in 2019 tax benefit 32 Q2 2018 Earnings Release Slides

BGE (Gas) Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. Case No. 9484 • Case filed on June 8, 2018 seeking an increase in gas distribution revenues only Test Year August 1, 2017 – July 31, 2018 • The increase is primarily driven by infrastructure investments since 2015/2016, and includes Test Period 9 months actual and 3 months estimated moving revenues currently being recovered via the Requested Common Equity Ratio 53.40% STRIDE surcharge into base rates Requested Rate of Return ROE: 10.50%; ROR: 7.42% Proposed Rate Base (Adjusted) $1.7B Requested Revenue Requirement Increase $85M(1) Residential Total Bill % Increase ~3.5%(2) Detailed Rate Case Schedule Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Filed rate case 06/08/2018 Intervenor testimony by 09/14/2018 Rebuttal testimony by 10/12/2018 Evidentiary hearings 11/2/2018 – 11/16/2018 Initial briefs due(3) 11/2018 Reply briefs due 12/2018 Commission order expected 01/04/2019 (1) Reflects $63M increase and $22M STRIDE reset (2) Increase expressed as a percentage of a combined electric and gas residential customer total bill (3) Briefing schedule will be determined during or at the end of the evidentiary hearing 33 Q2 2018 Earnings Release Slides

Exelon Generation Disclosures June 30, 2018 34 Q2 2018 Earnings Release Slides

Portfolio Management Strategy Align Hedging & Financials Portfolio Management Over Time Exercising Market Views Establishing Minimum Hedge Targets % Hedged High End of Profit Low End of Profit Purely ratable Capital Credit Rating Structure Actual hedge % % Hedged % Capital & Market views on timing, product Operating Dividend allocation and regional spreads Expenditure Open Generation Portfolio Management & reflected in actual hedge % with LT Contracts Optimization Protect Balance Sheet Ensure Earnings Stability Create Value 35 Q2 2018 Earnings Release Slides

Components of Gross Margin Categories

Gross margin linked to power production and sales				Gross margin from other business activities	
Open Gross Margin	**Capacity and ZEC Revenues**	**MtM of Hedges**[2]	**"Power" New Business**	**"Non Power" Executed**	**"Non Power" New Business**
• Generation Gross Margin at current market prices, including ancillary revenues, nuclear fuel amortization and fossils fuels expense • Power Purchase Agreement (PPA) Costs and Revenues • Provided at a consolidated level for all regions (includes hedged gross margin for South, West and Canada[1])	• Expected capacity revenues for generation of electricity • Expected revenues from Zero Emissions Credits (ZEC)	• Mark-to-Market (MtM) of power, capacity and ancillary hedges, including cross commodity, retail and wholesale load transactions • Provided directly at a consolidated level for five major regions. Provided indirectly for each of the five major regions via Effective Realized Energy Price (EREP), reference price, hedge %, expected generation.	• Retail, Wholesale planned electric sales • Portfolio Management new business • Mid marketing new business	• Retail, Wholesale executed gas sales • Energy Efficiency[4] • BGE Home[4] • Distributed Solar	• Retail, Wholesale planned gas sales • Energy Efficiency[4] • BGE Home[4] • Distributed Solar • Portfolio Management / origination fuels new business • Proprietary trading[3]

Margins move from new business to MtM of hedges over the course of the year as sales are executed[5]

Margins move from "Non power new business" to "Non power executed" over the course of the year

(1) Hedged gross margins for South, West & Canada region will be included with Open Gross Margin; no expected generation, hedge %, EREP or reference prices provided for this region
(2) MtM of hedges provided directly for the five larger regions; MtM of hedges is not provided directly at the regional level but can be easily estimated using EREP, reference price and hedged MWh
(3) Proprietary trading gross margins will generally remain within "Non Power" New Business category and only move to "Non Power" Executed category upon management discretion
(4) Gross margin for these businesses are net of direct "cost of sales"
(5) Margins for South, West & Canada regions and optimization of fuel and PPA activities captured in Open Gross Margin

36 Q2 2018 Earnings Release Slides

Exelon.

ExGen Disclosures

Gross Margin Category ($M)[1]	2018	2019	2020
Open Gross Margin (including South, West & Canada hedged GM)[2,5]	$4,700	$4,050	$3,800
Capacity and ZEC Revenues[2,5,6]	$2,300	$2,050	$1,900
Mark-to-Market of Hedges[2,3]	$400	$400	$300
Power New Business / To Go	$150	$600	$800
Non-Power Margins Executed	$350	$150	$100
Non-Power New Business / To Go	$150	$350	$400
Total Gross Margin*[4,5]	**$8,050**	**$7,600**	**$7,300**

Reference Prices[1]	2018	2019	2020
Henry Hub Natural Gas ($/MMBtu)	$2.93	$2.81	$2.68
Midwest: NiHub ATC prices ($/MWh)	$27.39	$26.04	$25.16
Mid-Atlantic: PJM-W ATC prices ($/MWh)	$35.93	$31.38	$30.36
ERCOT-N ATC Spark Spread ($/MWh) *HSC Gas, 7.2HR, $2.50 VOM*	$8.91	$9.70	$8.43
New York: NY Zone A ($/MWh)	$30.80	$28.21	$28.55
New England: Mass Hub ATC Spark Spread ($/MWh) *ALQN Gas, 7.5HR, $0.50 VOM*	$4.89	$5.12	$5.83

(1) Gross margin categories rounded to nearest $50M
(2) Excludes EDF's equity ownership share of the CENG Joint Venture
(3) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(4) Based on June 30, 2018, market conditions
(5) Reflects Oyster Creek and TMI retirements by October 2018 and September 2019, respectively. 2018, 2019 and 2020 are adjusted for retaining Handley Generating Station.
(6) 2018 includes $150M of IL ZEC revenues associated with 2017 production. 2019 and 2020 include the favorable impact of NJ ZEC revenues.

37 Q2 2018 Earnings Release Slides

Exelon.

ExGen Disclosures

Generation and Hedges	2018	2019	2020
Exp. Gen (GWh)[1]	**199,000**	**202,400**	**193,100**
Midwest	96,700	97,100	96,700
Mid-Atlantic[2,6]	60,100	54,100	48,600
ERCOT	20,000	25,900	23,600
New York[2,6]	15,900	16,600	15,500
New England	6,300	8,700	8,700
% of Expected Generation Hedged[3]	**97%-100%**	**71%-74%**	**41%-44%**
Midwest	95%-98%	68%-71%	35%-38%
Mid-Atlantic[2,6]	102%-105%	81%-84%	50%-53%
ERCOT	98%-101%	74%-77%	45%-48%
New York[2,6]	97%-100%	75%-78%	52%-55%
New England	77%-80%	33%-36%	27%-30%
Effective Realized Energy Price ($/MWh)[4]			
Midwest	$30.00	$29.00	$29.00
Mid-Atlantic[2,6]	$39.50	$38.00	$38.00
ERCOT[5]	$1.00	$3.50	$2.50
New York[2,6]	$37.00	$33.00	$30.00
New England[5]	$6.00	$1.50	$12.00

(1) Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. Expected generation assumes 14 refueling outages in 2018, 11 in 2019, and 14 in 2020 at Exelon-operated nuclear plants and Salem. Expected generation assumes capacity factors of 94.2%, 94.9% and 93.9% in 2018, 2019, and 2020, respectively at Exelon-operated nuclear plants, at ownership. These estimates of expected generation in 2019 and 2020 do not represent guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years.
(2) Excludes EDF's equity ownership share of CENG Joint Venture
(3) Percent of expected generation hedged is the amount of equivalent sales divided by expected generation. Includes all hedging products, such as wholesale and retail sales of power, options and swaps.
(4) Effective realized energy price is representative of an all-in hedged price, on a per MWh basis, at which expected generation has been hedged. It is developed by considering the energy revenues and costs associated with our hedges and by considering the fossil fuel that has been purchased to lock in margin. It excludes uranium costs, RPM capacity and ZEC revenues, but includes the mark-to-market value of capacity contracted at prices other than RPM clearing prices including our load obligations. It can be compared with the reference prices used to calculate open gross margin in order to determine the mark-to-market value of Exelon Generation's energy hedges.
(5) Spark spreads shown for ERCOT and New England
(6) Reflects Oyster Creek and TMI retirements by October 2018 and September 2019, respectively. 2018, 2019 and 2020 are adjusted for retaining Handley Generating Station.

38 Q2 2018 Earnings Release Slides

Exelon.

ExGen Hedged Gross Margin* Sensitivities

Gross Margin* Sensitivities (with existing hedges)[(1)]	2018	2019	2020
Henry Hub Natural Gas ($/MMBtu)			
+ $1/MMBtu	$25	$335	$580
- $1/MMBtu	-	$(295)	$(535)
NiHub ATC Energy Price			
+ $5/MWh	$5	$155	$305
- $5/MWh	$(5)	$(155)	$(305)
PJM-W ATC Energy Price			
+ $5/MWh	$(10)	$60	$125
- $5/MWh	$15	$(40)	$(115)
NYPP Zone A ATC Energy Price			
+ $5/MWh	-	$10	$35
- $5/MWh	-	$(15)	$(35)
Nuclear Capacity Factor			
+/- 1%	+/- $20	+/- $35	+/- $30

(1) Based on June 30, 2018, market conditions and hedged position; gas price sensitivities are based on an assumed gas-power relationship derived from an internal model that is updated periodically; power price sensitivities are derived by adjusting the power price assumption while keeping all other price inputs constant; due to correlation of the various assumptions, the hedged gross margin impact calculated by aggregating individual sensitivities may not be equal to the hedged gross margin impact calculated when correlations between the various assumptions are also considered; sensitivities based on commodity exposure which includes open generation and all committed transactions; excludes EDF's equity share of CENG Joint Venture

39 Q2 2018 Earnings Release Slides

Exelon.

ExGen Hedged Gross Margin* Upside/Risk



Approximate Gross Margin* ($ million)(1)
9,000
8,500
8,000
7,500
7,000
6,500
6,000
$8,100
$7,950
$7,900
$7,350
$8,000
$6,800
2018
2019
2020

(1) Represents an approximate range of expected gross margin, taking into account hedges in place, between the 5th and 95th percent confidence levels assuming all unhedged supply is sold into the spot market; approximate gross margin ranges are based upon an internal simulation model and are subject to change based upon market inputs, future transactions and potential modeling changes; these ranges of approximate gross margin in 2019 and 2020 do not represent earnings guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years; the price distributions that generate this range are calibrated to market quotes for power, fuel, load following products, and options as of June 30, 2018. Gross Margin Upside/Risk based on commodity exposure which includes open generation and all committed transactions. Reflects Oyster Creek and TMI retirements by October 2018 and September 2019, respectively. 2018, 2019 and 2020 are adjusted for retaining Handley Generating Station.

40 Q2 2018 Earnings Release Slides

Illustrative Example of Modeling Exelon Generation 2019 Total Gross Margin* South, Mid- New Row Item Midwest ERCOT New York West & Atlantic England Canada (A) Start with fleet-wide open gross margin $4.05 billion (B) Capacity and ZEC $2.05 billion (C) Expected Generation (TWh) 97.1 54.1 25.9 16.6 8.7 (D) Hedge % (assuming mid-point of range) 69.5% 82.5% 75.5% 76.5% 34.5% (E=C*D) Hedged Volume (TWh) 67.5 44.6 19.6 12.7 3.0 (F) Effective Realized Energy Price ($/MWh) $29.00 $38.00 $3.50 $33.00 $1.50 (G) Reference Price ($/MWh) $26.04 $31.38 $9.70 $28.21 $5.12 (H=F-G) Difference ($/MWh) $2.96 $6.62 ($6.20) $4.79 ($3.62) (I=E*H) Mark-to-Market value of hedges ($ million)(1) $200 $295 ($120) $60 ($10) (J=A+B+I) Hedged Gross Margin ($ million) $6,500 (K) Power New Business / To Go ($ million) $600 (L) Non-Power Margins Executed ($ million) $150 (M) Non-Power New Business / To Go ($ million) $350 (N=J+K+L+M) Total Gross Margin* $7,600 million (1) Mark-to-market rounded to the nearest $5M 41 Q2 2018 Earnings Release Slides

Additional ExGen Modeling Data

Total Gross Margin Reconciliation (in $M)[1]	2018	2019	2020
Revenue Net of Purchased Power and Fuel Expense*[2,3]	**$8,500**	**$8,075**	**$7,750**
Other Revenues[4]	$(200)	$(175)	$(200)
Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses	$(250)	$(300)	$(250)
Total Gross Margin* (Non-GAAP)	**$8,050**	**$7,600**	**$7,300**

Key ExGen Modeling Inputs (in $M)[1,5]	2018
Other[6]	$250
Adjusted O&M*	$(4,625)
Taxes Other Than Income (TOTI)[7]	$(375)
Depreciation & Amortization*[8]	$(1,125)
Interest Expense	$(400)
Effective Tax Rate	**22.0%**

(1) All amounts rounded to the nearest $25M
(2) ExGen does not forecast the GAAP components of RNF separately, as to do so would be unduly burdensome. RNF also includes the RNF of our proportionate ownership share of CENG.
(3) Excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes to power prices
(4) Other Revenues reflects primarily revenues from JExel Nuclear JV, variable interest entities, funds collected through revenues for decommissioning the former PECO nuclear plants through regulated rates, and gross receipts tax revenues
(5) ExGen amounts for O&M, TOTI, Depreciation & Amortization; excludes EDF's equity ownership share of the CENG Joint Venture
(6) Other reflects Other Revenues excluding gross receipts tax revenues, includes nuclear decommissioning trust fund earnings from unregulated sites, and includes the minority interest in ExGen Renewables JV and Bloom. Other for 2018 is favorable due to NDTF realized gains that may not occur in 2019 and 2020.
(7) TOTI excludes gross receipts tax of $150M
(8) 2019 Depreciation & Amortization is flat to 2018 and 2020 is favorable $50M due to nuclear plant retirements

42 Q2 2018 Earnings Release Slides

Exelon.

Appendix Reconciliation of Non-GAAP Measures 43 Q2 2018 Earnings Release Slides

Q2 QTD GAAP EPS Reconciliation Three Months Ended June 30, 2017 ExGen ComEd PECO BGE PHI Other Exelon 2017 GAAP (Loss) Earnings Per Share(1) ($0.25) $0.13 $0.09 $0.05 $0.07 $0.02 $0.10 Mark-to-market impact of economic hedging activities 0.12 - - - - - 0.12 Unrealized gains related to NDT fund investments (0.05) - - - - - (0.05) Amortization of commodity contract intangibles 0.01 - - - - - 0.01 Merger and integration costs 0.01 - - - - - 0.02 Long-lived asset impairments 0.29 - - - - - 0.29 Plant retirements and divestitures 0.07 - - - - - 0.07 Cost management program - - - - - - 0.01 Like-kind exchange tax position - 0.02 - - - (0.05) (0.03) Noncontrolling interest 0.02 - - - - - 0.02 2017 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.23 $0.15 $0.10 $0.05 $0.07 $(0.03) $0.56 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. (1) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 44 Q2 2018 Earnings Release Slides

Q2 QTD GAAP EPS Reconciliation (continued) Three Months Ended June 30, 2018 ExGen ComEd PECO BGE PHI Other Exelon 2018 GAAP Earnings (Loss) Per Share $0.18 $0.17 $0.10 $0.05 $0.09 ($0.04) $0.56 Mark-to-market impact of economic hedging activities (0.07) - - - - - (0.07) Unrealized losses related to NDT fund investments 0.08 - - - - - 0.08 Long-lived asset impairments 0.03 - - - - - 0.03 Plant retirements and divestitures 0.14 - - - - - 0.14 Cost management program 0.01 - - - - - 0.01 Change in environmental liabilities 0.01 - - - - - 0.01 Reassessment of deferred income taxes - - - - - (0.01) (0.01) Noncontrolling interests (0.04) - - - - - (0.04) 2018 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.34 $0.17 $0.10 $0.05 $0.09 ($0.05) $0.71 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. 45 Q2 2018 Earnings Release Slides

Q2 YTD GAAP EPS Reconciliation

Six Months Ended June 30, 2017	ExGen	ComEd	PECO	BGE	PHI	Other	Exelon
2017 GAAP Earnings Per Share[1]	**$0.20**	**$0.28**	**$0.23**	**$0.18**	**$0.22**	**$0.06**	**$1.17**
Mark-to-market impact of economic hedging activities	0.15	-	-	-	-	-	0.15
Unrealized gains related to NDT fund investments	(0.15)	-	-	-	-	-	(0.15)
Amortization of commodity contract intangibles	0.02	-	-	-	-	-	0.02
Merger and integration costs	0.04	-	-	-	-	-	0.04
Merger commitments	(0.02)	-	-	-	(0.06)	(0.06)	(0.15)
Long-lived asset impairments	0.29	-	-	-	-	-	0.29
Plant retirements and divestitures	0.07	-	-	-	-	-	0.07
Cost management program	0.01	-	-	-	-	-	0.01
Bargain purchase gain	(0.24)	-	-	-	-	-	(0.24)
Like-kind exchange tax position	-	0.02	-	-	-	(0.05)	(0.03)
Reassessment of deferred income taxes	-	-	-	-	-	(0.02)	(0.02)
Tax settlements	(0.01)	-	-	-	-	-	(0.01)
Noncontrolling interest	0.06	-	-	-	-	-	0.06
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	**$0.41**	**$0.30**	**$0.23**	**$0.18**	**$0.15**	**($0.08)**	**$1.21**

Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding.
(1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018

46 Q2 2018 Earnings Release Slides

Exelon.

Q2 YTD GAAP EPS Reconciliation (continued) Six Months Ended June 30, 2018 ExGen ComEd PECO BGE PHI Other Exelon 2018 GAAP Earnings (Loss) Per Share $0.32 $0.34 $0.22 $0.18 $0.15 ($0.06) $1.16 Mark-to-market impact of economic hedging activities 0.13 - - - - - 0.13 Unrealized losses related to NDT fund investments 0.15 - - - - - 0.15 Long-lived asset impairments 0.03 - - - - - 0.03 Plant retirements and divestitures 0.23 - - - - - 0.23 Cost management program 0.01 - - - - - 0.02 Change in environmental liabilities 0.01 - - - - - 0.01 Reassessment of deferred income taxes - - - - - (0.01) (0.01) Noncontrolling interests (0.06) - - - - - (0.06) 2018 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.83 $0.34 $0.22 $0.19 $0.16 ($0.07) $1.66 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. 47 Q2 2018 Earnings Release Slides

Projected GAAP to Operating Adjustments • Exelon’s projected 2018 adjusted (non-GAAP) operating earnings excludes the earnings effects of the following: − Mark-to-market adjustments from economic hedging activities − Unrealized gains and losses from NDT fund investments − Certain merger and integration costs − Impairments of certain wind projects at Generation − Certain costs related to plant retirements − Costs incurred related to a cost management program − Generation’s noncontrolling interest, primarily related to CENG exclusion items − One-time impacts of adopting new accounting standards − Other unusual items 48 Q2 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) (2) Exelon FFO/Debt = FFO (a) Adjusted Debt (b) Exelon FFO Calculation(2) GAAP Operating Income + Depreciation & Amortization = EBITDA - GAAP Interest Expense +/- GAAP Current Income Tax (Expense)/Benefit + Nuclear Fuel Amortization +/- GAAP to Operating Adjustments +/- Other S&P Adjustments = FFO (a) Exelon Adjusted Debt Calculation(1) Long-Term Debt (including current maturities) + Short-Term Debt + Purchase Power Agreement and Operating Lease Imputed Debt + Pension/OPEB Imputed Debt (after-tax) - Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet * 75% +/- Other S&P Adjustments = Adjusted Debt (b) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology. Due to ring-fencing, S&P deconsolidates BGE from Exelon and analyzes solely as an equity investment 49 Q2 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) ExGen Debt/EBITDA = Net Debt (a) ExGen Debt/EBITDA = Net Debt (c) Operating EBITDA (b) Excluding Non-Recourse Operating EBITDA (d) ExGen Net Debt Calculation ExGen Net Debt Calculation Excluding Non-Recourse Long-Term Debt (including current maturities) Long-Term Debt (including current maturities) + Short-Term Debt + Short-Term Debt - Cash on Balance Sheet - Cash on Balance Sheet = Net Debt (a) - Non-Recourse Debt = Net Debt Excluding Non-Recourse (c) ExGen Operating EBITDA Calculation ExGen Operating EBITDA Calculation Excluding Non- Recourse GAAP Operating Income + Depreciation & Amortization GAAP Operating Income = EBITDA + Depreciation & Amortization +/- GAAP to Operating Adjustments = EBITDA = Operating EBITDA (b) +/- GAAP to Operating Adjustments - EBITDA from Projects Financed by Non-Recourse Debt = Operating EBITDA Excluding Non-Recourse (d) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures 50 Q2 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations

Q2 2018 Operating ROE Reconciliation ($M)	ACE	Delmarva	Pepco	Legacy EXC	Consolidated EU
Net Income (GAAP)	$57	$102	$189	$1,384	$1,731
Operating Exclusions	$0	$8	$3	$2	$13
Adjusted Operating Earnings	$57	$109	$192	$1,386	$1,744
Average Equity	$1,044	$1,425	$2,577	$13,439	$18,485
Operating ROE (Adjusted Operating Earnings/Average Equity)	**5.4%**	**7.7%**	**7.4%**	**10.3%**	**9.4%**

Q1 2018 Operating ROE Reconciliation ($M)	ACE	Delmarva	Pepco	Legacy EXC	Consolidated EU
Net Income (GAAP)	$56	$94	$178	$1,321	$1,650
Operating Exclusions	$0	$7	($1)	$26	$32
Adjusted Operating Earnings	$56	$101	$177	$1,347	$1,682
Average Equity	$1,046	$1,341	$2,433	$13,164	$17,985
Operating ROE (Adjusted Operating Earnings/Average Equity)	**5.4%**	**7.6%**	**7.3%**	**10.2%**	**9.4%**

ExGen Adjusted O&M Reconciliation ($M)[1]	2018
GAAP O&M	**$5,375**
Decommissioning[2]	50
Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses[3]	(275)
O&M for managed plants that are partially owned	(400)
Other	(125)
Adjusted O&M (Non-GAAP)	**$4,625**

(1) All amounts rounded to the nearest $25M. Items may not sum due to rounding.
(2) Reflects earnings neutral O&M
(3) Reflects the direct cost of sales of certain businesses, which are included in Total Gross Margin*

51 Q2 2018 Earnings Release Slides

Exelon.

GAAP to Non-GAAP Reconciliations

2018 Adjusted Cash from Ops Calculation ($M)[1]	BGE	ComEd	PECO	PHI	ExGen	Other	Exelon
Net cash flows provided by operating activities (GAAP)	$700	$1,475	$625	$1,100	$4,250	$175	$8,325
Other cash from investing activities	-	-	-	-	($275)	-	($275)
Counterparty collateral activity	-	-	-	-	-	-	-
Adjusted Cash Flow from Operations	**$700**	**$1,475**	**$625**	**$1,100**	**$3,975**	**$175**	**$8,050**

2018 Cash From Financing Calculation ($M)[1]	BGE	ComEd	PECO	PHI	ExGen	Other	Exelon
Net cash flow provided by financing activities (GAAP)	$325	$900	($0)	$450	($1,075)	($125)	$475
Dividends paid on common stock	$200	$450	$300	$300	$1,000	($950)	$1,325
Financing Cash Flow	**$525**	**$1,375**	**$300**	**$750**	**($75)**	**($1,050)**	**$1,800**

Exelon Total Cash Flow Reconciliation[1]	2018
GAAP Beginning Cash Balance	**$900**
Adjustment for Cash Collateral Posted	$550
Adjusted Beginning Cash Balance[3]	$1,450
Net Change in Cash (GAAP)[2]	$600
Adjusted Ending Cash Balance[3]	$2,050
Adjustment for Cash Collateral Posted	($550)
GAAP Ending Cash Balance	**$1,525**

(1) All amounts rounded to the nearest $25M. Items may not sum due to rounding.
(2) Represents the GAAP measure of net change in cash, which is the sum of cash flow from operations, cash from investing activities, and cash from financing activities. Figures reflect cash capital expenditures and CENG fleet at 100%.
(3) Adjusted Beginning and Ending cash balances reflect GAAP Beginning and End Cash Balances excluding counterparty collateral activity

52 Q2 2018 Earnings Release Slides

Exelon.